Exhibit 10.25
NANOSPHERE, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
FEBRUARY 10, 2004

NOTE AND WARRANT PURCHASE AGREEMENT
          THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of February 10, 2004 by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Lurie Investment Fund, L.L.C., a Delaware limited liability company (the “Lender”).
          WHEREAS, the Lender intends to loan Four Million Dollars ($4,000,000) to the Company (the “Total Consideration”);
          WHEREAS, the parties intend for the Company to issue in return for the Total Consideration (i) a promissory note convertible into shares of the Company’s Series C Preferred Stock, $0.01 par value per share (“Series C Preferred”), or such other securities to be issued and sold in the first sale of preferred stock or other shares of capital stock of the Company after the date hereof (the “Next Equity Securities”) which results in gross proceeds to the Company of at least Twenty Million Dollars ($20,000,000), excluding the conversion of indebtedness and exercise of warrants and cash investments by existing Company investors (the “Next Equity Financing”) and (ii) a Four Hundred Thousand Dollar ($400,000) warrant to purchase shares of either the Company’s Series C Preferred or Next Equity Securities;
          WHEREAS, the parties hereto wish to provide for the sale and issuance of such note and warrant in return for the Total Consideration paid to the Company;
          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
          1. Amount and Terms of the Note; Terms of Warrant.
               1.1 Promissory Note and Warrant.
                    (a) Issuance. In return for the Total Consideration paid by the Lender, the Company shall sell and issue to such Lender a convertible promissory note in the form attached hereto as Exhibit A (the “Note”) and a warrant to purchase shares of either Series C Preferred or Next Equity Securities (collectively, the “Warrant Shares”) in the form attached hereto as Exhibit B (the “Warrant”).
                    (b) Promissory Note. The Note shall have an initial principal balance equal to the Total Consideration and shall be dated as of the date the Total Consideration is paid to the Company. After consideration of all relevant factors, the Company and the Lender agree that the fair market value as of the date hereof of the Note is deemed to equal ninety-nine percent (99%) of the Total Consideration.
                    (c) Warrant. The Warrant shall be exercisable, at the sole option of the Lender, for either Six Hundred and Sixty-Six Thousand, Six Hundred and Sixty-Seven (666,667) shares of Series C Preferred at an exercise price Sixty Cents ($0.60) per share or, after the closing of the Next Equity Financing, that number of shares of Next Equity Securities equal to the quotient obtained by dividing (i) Four Hundred Thousand Dollars

($400,000) by (ii) the price per security at which such Next Equity Securities are sold in such Next Equity Financing. After consideration of all relevant factors, the Company and the Lender agree that the fair market value as of the date hereof of the Warrant is deemed to equal one percent (1%) of the aggregate amount paid for the Note and Warrant.
               1.2 Closing. The closing (the “Closing”) of the purchase of the Note and Warrant in return for the Total Consideration shall take place at the offices of Neal, Gerber & Eisenberg llp, Two North LaSalle Street, Suite 2200, Chicago, Illinois, at 10:00 a.m., on February 6, 2004, or at such other time and place as the Company and the Lender agree upon orally or in writing. At the Closing, the Lender shall deliver the Total Consideration to the Company by check or wire transfer and the Company shall deliver to the Lender the Note and Warrant executed by the Company in return for the respective Total Consideration paid to the Company.
          2. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:
               2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
               2.2 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Note, the Warrant and, subject to Section 4.11 hereof, the Series C Preferred Warrant Shares has been taken or will be taken prior to the Closing. This Agreement, the Note and the Warrant constitute the Company’s valid and legally binding obligations, enforceable in accordance with their terms.
               2.3 Valid Issuance of Series C Preferred, Next Equity Securities and Warrant Shares. The shares of the Series C Preferred, Next Equity Securities and the Warrant Shares, when issued, sold, and delivered in accordance with the terms of the Note and Warrant for the consideration expressed therein, shall be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Lender in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
          3. Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:
               3.1 Authorization. This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms.

               3.2 Purchase Entirely for Own Account. The Lender acknowledges that this Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Note, the Warrant, the Warrant Shares, the Series C Preferred and the Next Equity Securities issuable upon conversion of the Note or exercise of the Warrant (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and, except as contemplated by Section 4.1 hereof, not with a view to the resale or distribution of any part thereof, and that, except as contemplated by Section 4.1 hereof, the Lender has no present intention of selling, granting any participation, or otherwise distributing the same. By executing this Agreement, the Lender further represents that, except as contemplated by Section 4.1 hereof, it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. The Lender represents that it has full power and authority to enter into this Agreement.
               3.3 Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Note and Warrant. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and Warrant.
               3.4 Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. The Lender also represents it has not been organized solely for the purpose of acquiring the Securities.
               3.5 Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Act”).
               3.6 Restricted Securities. The Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.
               3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Lender further agrees not to make any disposition of all or any portion of the Securities unless:
                    (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
                    (b) (i) if the Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Act except in extraordinary circumstances.
               3.8 Legends. It is understood that the Securities may bear the following legend:
          “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel reasonably satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act.”
          4. Miscellaneous.
               4.1 Subsequent Offering. The parties agree that, subsequent to the Closing, the Company shall offer the right to participate in a financing on substantially the same terms as those contained herein with an aggregate additional amount up to $4,442,600 as may be appropriate or necessary for the Company to comply with any contractual preemptive rights binding the Company (the “Subsequent Offering”). The parties agree that, prior to the closing of the Subsequent Offering, this Agreement, the Note (provided that the dollar amount thereof will not be reduced), the Warrant and all other documents contemplated hereby shall be amended pursuant to modifications drafted by counsel to the Lender (subject to the Company’s approval) to account for and accommodate any other lenders participating in the Subsequent Offering and to provide that the lender(s) of a majority of the total consideration paid in the offering contemplated hereby and the Subsequent Offering shall control all elections hereunder and thereunder (including without limitation the conversion of the promissory notes and exercise of the warrants, but excluding individual holder’s rights to elect into which class of the Company’s preferred stock a note or warrant will be converted or exercised and excluding the respective rights of holders in respect of the underlying preferred stock, once outstanding, which shall be governed by the Company’s Amended and Restated Certificate of Incorporation, as amended, and such contractual obligations undertaken by such holders, if any). The parties agree that the closing of the Subsequent Offering will take place no later than March 15, 2004. If such offering does not close by such date, this Agreement, the Note, the Warrant and any other documents contemplated hereby shall continue in effect and no subsequent modifications shall be made thereto.
               4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.
               4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed as follows:
If to the Company:
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
Attn.: President
Fax: (847) 400-9199
With a copy to:
Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606
Attn.: Stephen A. Marcus
Fax: (312) 258-5600
If to the Lender:
Lurie Investment Fund, L.L.C.
Two North Riverside Plaza
Suite 1500
Chicago, Illinois 60606
Attn.: William White
Fax: (312) 466-3700
With a copy to:
Neal, Gerber & Eisenberg LLP
2 North LaSalle Street

Suite 2100
Chicago, Illinois 60602
Attn.: Jon Wasserman
Fax: (312) 269-1747
               Each such notice or other communication shall for all purposes under this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (a) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (b) delivery of written confirmation.
               4.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.
               4.8 Transaction Expenses. The Company shall pay, and shall hold the Lender harmless against liability for the payment of, the reasonable fees and expenses (including legal fees and expenses) incurred by or on behalf of the Lender in connection with (a) the negotiation and execution of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby, (b) any amendments or waivers in respect of this Agreement or such other documents, and (c) the successful enforcement of the rights granted under this Agreement or the other documents contemplated hereby.
               4.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
               4.10 U.S. Dollars. All references in this Agreement to “dollars,”, “U.S.$” and “$” are to United States dollars.
               4.11 Reservation of Shares. The Company shall have sufficient shares of the appropriate class and series of its capital stock reserved at or prior to the time that the Lender exercises the Warrant or converts the Note.
               4.12 Entire Agreement; Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.
               4.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
               4.14 Understanding Among Potential Lenders. The determination of any lender to participate in the Subsequent Offering shall be made by such lender independent of any other lender, including the Lender, and independent of any statements or opinions as to the advisability of such participation or as to the properties, business, prospects or conditions (financial or otherwise) of the Company which may have been made or given by any other lender or by any agent or employee of any other lender. In addition, in such Subsequent Offering, it shall be acknowledged by each of the other lender that neither the Lender nor its affiliates or counsel has acted as an agent of or counsel to any other lender in connection with its participation in the Subsequent Offering and that neither the Lender nor its affiliates or counsel shall be acting as an agent of or counsel to such lender in connection with monitoring its participation therein.

          IN WITNESS WHERE, the parties have executed this Agreement as of the date first above written.

THE COMPANY: NANOSPHERE, INC.
By:	/s/ Jeffrey J. Langan
	Name:	Jeffrey J. Langan
	Title:	President and Chief Executive Officer

THE LENDER: LURIE INVESTMENT FUND, L.L.C.
By:	/s/ Mark Slezak
Name:
Title:

Exhibit A
Form of Convertible Promissory Note

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY, EXCEPT IN CONNECTION WITH SALES IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
NANOSPHERE, INC.
CONVERTIBLE PROMISSORY NOTE

$4,000,000.00	Chicago, Illinois February 10, 2004
     FOR VALUE RECEIVED, NANOSPHERE, INC., a Delaware corporation (the “Company”) hereby absolutely and unconditionally promises to pay to the order of Lurie Investment Fund, L.L.C. or its assigns (the “Lender,” which term shall include the holder, from time to time, of this Note), the principal amount of Four Million and 00/100 Dollars ($4,000,000.00) in legal tender of the United States, together with interest (computed on the basis of a 360-day year of twelve 30-day months for actual days elapsed) on such principal amount outstanding from time to time at the rate of seven and one-half percent (7.5%) per annum. After the earlier of the Maturity Date (hereinafter defined) or the occurrence of an Event of Default (hereinafter defined), the total unpaid indebtedness hereunder shall bear interest at a rate equal to ten percent (10%) per annum. This Note is being delivered by the Company pursuant to the terms of Section 1.1 of that certain Note and Warrant Purchase Agreement, dated as of February 10, 2004, between the Company and the Lender (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, together with this Note the Company shall deliver to the Lender a warrant to purchase a certain number of shares of either Series C Preferred or Next Equity Securities, as such terms are defined in the Purchase Agreement, for a total consideration of Four Hundred Thousand Dollars ($400,000). After consideration of all factors, by Lender’s acceptance of this Note and the Company’s acceptance of the loan evidenced hereby, the Company and Lender agree that the fair market value as of the date hereof of this Note is deemed to equal ninety-nine percent (99%) of such total consideration.
     1. Repayments and Prepayments.
          (a) Subject to Section 3(a) hereof, all principal, accrued interest and all other amounts owing under this Note shall be due and payable on May 31, 2004 (the “Maturity Date”).

          (b) The Company may not prepay this Note at any time, either in whole or in part without the prior consent of the holders of outstanding convertible notes issued by the Company pursuant to the terms of Section 4.1 of the Purchase Agreement (the “Bridge Notes”), representing a majority of the aggregate unpaid principal amounts under the Bridge Notes (the “Majority Holders”), which consent may be granted or withheld at the sole discretion of the Majority Holders.
          (c) All payments received under this Note shall be applied first to costs, expenses and other amounts (other than principal and interest), then to accrued interest on the date of payment and then to the outstanding principal balance of this Note.
          (d) All payments of principal and interest shall be made to the holder of this Note not later than 1:00 p.m. (Chicago time) on the date and at the place of payment designated by the holder hereof as aforesaid, and any payment received on such date but after such hour shall be deemed to have been paid to and received by the holder hereof on the next succeeding business day. If the date on which any payment is required to be made pursuant to this Note is not a business day, then such payment shall be due and payable on the next succeeding date which is not a Saturday, Sunday or legal holiday, and such extension of time shall be included in computing interest. All payments hereunder shall be made without set-off, counterclaim or reduction of any kind or nature whatsoever.
     2. Conversion. The outstanding principal and interest and all other amounts owing on this Note shall be convertible into equity securities of the Company as follows:
          (a) Qualified Financing. Subject to Section 2(b) below, from and after the closing of the Company’s first equity financing after the date hereof with aggregate gross offering proceeds of no less than Twenty Million Dollars ($20,000,000) (excluding amounts received on conversion of any promissory notes to the Company or exercise of any warrants and excluding cash investments by existing Company investors) (the “Next Qualified Financing”), the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest to such date and all other amounts owing hereunder may at the Majority Holders’ option be converted into that number of shares of the type of equity securities sold in the Next Qualified Financing (“Equity Securities”) equal to the quotient obtained by dividing (i) such outstanding aggregate principal amount hereunder plus such accrued and unpaid interest and all other amounts owing hereunder by (ii) the price per security at which such Equity Securities are sold in such Next Qualified Financing.
          (b) Conversion Option. Notwithstanding anything to the contrary in Section 2(a) or 2(c) hereof, the Majority Holders shall have the option at any time to cause the conversion of this Note plus accrued and unpaid interest and other amounts owing hereunder into that number of shares of the Company’s Series C Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), equal to the quotient obtained by dividing (i) the outstanding aggregate principal amount of this Note plus such accrued and unpaid interest and all other amounts owing hereunder by (ii) Sixty Cents ($0.60) (as adjusted in the event of any stock split or the like), and such shares shall be treated by the parties (including the granting of any registration rights) as though they have been issued pursuant to the terms of that certain Series C Preferred Stock Purchase Agreement, dated October 31, 2002, as amended, between the Company and the persons listed on the schedule of purchasers attached thereto. The Company covenants that it shall use its best efforts to cause a sufficient number of shares of Series C Preferred Stock (and Common Stock issuable upon conversion thereof) to be authorized and reserved under the Company’s Amended and Restated Certificate of Incorporation, as amended, prior to any such conversion of this Note. Notwithstanding the foregoing or any other term hereof, within five (5) business days after the Lender’s receipt of written notice from the Company that the closing of the Next Qualified Financing has occurred, the Lender shall notify the Company in writing whether this Note shall thereafter be convertible solely into Series C Preferred Stock or solely into Equity Securities (on the respective terms contained herein). At its option, the Company may elect to restate this Note to account for such election by the Lender, specifying the applicable price per security, subject to adjustment hereunder. The Lender shall cooperate with any such restatement of this Note consistent with the terms hereof, including without limitation, surrendering this Note for cancellation and restatement.
          (c) Merger Transaction. Notwithstanding anything to the contrary in Section 2(a) or 2(b) hereof, if the Company shall consolidate with, merge with or sell or convey all or substantially all of its assets to any other entity ( a “Merger Transaction”) prior to the closing of the Next Qualified Financing, then the Company shall give the Lender notice of such Merger Transaction at least twenty (20) business days prior to the consummation of such transaction (the “Closing Date”) and shall provide Lender with full access to such lawful information as may be requested by Lender with respect to the Merger Transaction and the surviving corporation of such transaction, and, at the Majority Holders’ option, either:
               (i) this Note shall be converted, effective immediately prior to the consummation of such transaction, into the number of whole shares of the Company’s Series C Preferred Stock equal to the quotient obtained by dividing (x) the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest thereon as of the consummation date of such Merger Transaction and all other amounts owing hereunder by (y) the price per share to be received by holders of the Company’s Series C Preferred Stock (or, if such Series C Preferred Stock is to be converted into the Company’s Common Stock upon or prior to such Merger Transaction, the price per share to be received by holders of the Company’s Common Stock) pursuant to such Merger Transaction, or
               (ii) the Company shall repay the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest thereon and all other amounts owing hereunder immediately prior to or concurrently with the closing of the Merger Transaction.
The Majority Holders shall give the Company and the Lender notice of their intent to proceed under Section 2(b)(i) or 2(b)(ii) within two (2) business days prior to the Closing Date, and if no such notice is given, the Majority Holders will be deemed to have elected to proceed under Section 2(b)(ii).

          (d) Mechanics of Conversion. In connection with such conversion of this Note pursuant to Section 2(a), 2(b) or 2(c)(i) above, the Lender shall surrender this Note, duly endorsed without recourse, representation or warranty, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Lender at such principal office a certificate or certificates for the Equity Securities or Series C Preferred Stock, as applicable (bearing such legends as may be required or advisable in the reasonable opinion of counsel to the Company), together with a check payable to the Lender for any cash amounts payable as described in Section 2(e) below.
          (e) No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.
          (f) Purchase Agreement. As a condition of the issuance of this Note, the Lender and the Company agree upon conversion hereof to enter into a purchase agreement and such other necessary documents for the Equity Securities or Series C Preferred Stock, as applicable, with the same terms and conditions as the purchase agreement executed by other investors in connection with the Next Qualified Financing or Merger Transaction, as the case may be.
     3. Events of Default.
          (a) Upon the occurrence of any Event of Default (as defined below), and the written election of the Majority Holders (except as provided below), the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts owing hereunder shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of unsecured debt instruments, whether at law, in equity or under this Note (provided that such principal, interest and other amounts shall become immediately due and payable if an Event of Default listed in clause (ii) below shall occur). For purposes of this Note, the following events shall each constitute an “Event of Default”: (i) failure to pay any amount owing by the Company hereunder when due and payable, (ii) the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors, (iii) the material breach of any representation or warranty of the Company contained in this Note or in the Purchase Agreement at the time when such representation or warranty is made, (iv) the breach of any of the covenants set forth in this Note or in the Purchase Agreement, or (v) any of the Company’s indebtedness for borrowed money (or any guaranty by the Company thereof) is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan, credit or reimbursement agreements, or any default shall occur thereunder which entitles the holder thereof to so accelerate such indebtedness, or material breach under any real property lease agreement or capital equipment lease agreement by which the Company is bound or obligated.
          (b) No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.
     4. Notices.
          (a) All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Lender, at the Lender’s address set forth in the Purchase Agreement, and (ii) if to the Company at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attention: President (or such other address as the Company shall have furnished the Lender in writing).
          (b) Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.
     5. Miscellaneous.
          (a) With the written consent of the Lender, the obligations of the Company and the rights of the Lender under this Note may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the prior written consent of the Majority Holders, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note. Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing executed by the Majority Holders or the Lender, as applicable.
          (b) No failure or delay by the Lender or the Majority Holders to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby. The Company and every endorser and guarantor of this Note, regardless of the time, order or place of signing hereby, waives presentment, demand, protest, diligence of collection and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.
          (c) If Lender retains an attorney for collection, restructuring or any “work-out” of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys’ fees.
          (d) This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of Illinois (without reference to conflict of laws), and the Company consents to the exclusive jurisdiction of the state and federal courts located in the State of Illinois, and waives any argument that such forum is not convenient.
          (e) This Note shall be binding upon the Company’s successors and assigns, and shall inure to the benefit of the Lender’s successors and assigns. This Note may not be assigned by the Company.
          (f) In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Company.
          (g) Time is of the essence with respect to the performance of the obligations of the Company under this Note.
          (h) EACH OF THE COMPANY AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.
          (i) The conversion or prepayment rights exercised by the Majority Holders shall also be exercised on a pro rata basis by the holder hereof and all other holders of Bridge Notes simultaneously or as near in time to each other as practicable. Upon such determination by the Majority Holders, as evidenced by written notice to the Company and to the holder hereof and each other holder of Bridge Notes, each such holder agrees to act in accordance with this provision to effect such conversion.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

NANOSPHERE, INC.
By:
Jeffrey J. Langan
President and Chief Executive Officer

Exhibit B
Form of Warrant

THE TRANSFER OF THE WARRANT REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN AND NO TRANSFER SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT, THE SHARES OF PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH PREFERRED STOCK HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).
WARRANT
To Purchase Shares of Preferred Stock of
NANOSPHERE, INC.
(this “Warrant”)
     THIS WARRANT CERTIFIES that, as of February 10, 2004 (the “Warrant Issue Date”), for value received, Lurie Investment Fund, L.L.C. (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.2 hereof), at any time on or after the Warrant Issue Date and on or prior to February 10, 2014 (the “Warrant Expiration Date”) but not thereafter, to subscribe for and purchase, from Nanosphere, Inc., a Delaware corporation (the “Company”), Six Hundred and Sixty-Six Thousand, Six Hundred and Sixty-Seven (666,667) fully paid and nonassessable shares of the Company’s Series C Preferred Stock, $0.01 par value per share (“Series C Preferred”) at an exercise price (the “Series C Exercise Price”) of Sixty Cents ($0.60) per share. As of the Warrant Issue Date, the value of this Warrant is Four Hundred Thousand Dollars ($400,000) (as reduced by the aggregate Exercise Price (hereinafter defined) paid hereafter in connection with each exercise of this Warrant, the “Value”).
     THE TERMS, CONDITIONS AND INSTRUCTIONS TO THIS WARRANT ARE AS FOLLOWS:
          1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws and the provisions of Sections 8 and 9 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the Holder hereof in person or by duly authorized attorney, upon: (i) surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed, (ii) compliance with the restrictions on transfer in Section 8 hereof, and (iii) provision of written representations and warranties conforming to the requirements set forth in Section 9 hereof, duly executed by each assignee named in such assignment. Upon any such surrender of this Warrant and presentation of a duly executed assignment hereof and the required written representations, the Company shall issue and deliver to each of the assignees named in such assignment a new counterpart warrant (identical in form and substance to this Warrant) as to which the right to purchase under this Warrant has been assigned to such assignee and such assignee shall thereafter be deemed a “Holder” for all relevant purposes pursuant hereto.
          2. Exercise of Warrant.
               2.1 General. The purchase rights represented by this Warrant are exercisable by the registered holders of outstanding warrants issued by the Company pursuant to Section 4.1 of that certain Note and Warrant Purchase Agreement, dated as of February 6, 2004, between the Company and the Holder (the “Bridge Warrants”), representing a majority of the aggregate Value of the Bridge Warrants (the “Majority Holders”), in whole or in part, at any time and from time to time after the Warrant Issue Date and prior to 5:00 p.m. Delaware time on the Warrant Expiration Date (the “Exercise Period”); provided, however, that in the event of (a) the closing of the issuance and sale of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act (the “IPO”), (b) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder of the Warrant at least twenty (20) calendar days prior to the consummation of such event or transact
               2.2 Conversion. After the closing of the Company’s first equity financing after the Warrant Issue Date with aggregate gross offering proceeds of no less than twenty million dollars ($20,000,000) (excluding amounts received on conversion of any promissory notes to the Company or exercise of any warrants and excluding cash investments by existing Company investors) (the “Next Qualified Financing”), and on or prior to the Warrant Expiration Date, the then outstanding Value of this Warrant shall, at the Majority Holders’ option, be exercisable in whole or in part for that number of shares of the type of equity securities sold in the Next Qualified Financing (the “Series D Preferred” and, together with the Series C Preferred, the “Preferred Stock” or the “Warrant Shares”) equal to the quotient obtained by dividing (i) the then outstanding Value by (ii) the price per security at which such equity securities are sold in such Next Qualified Financing (together with the Series C Exercise Price, as applicable, the “Exercise Price”). Notwithstanding the foregoing or any other term hereof, within five (5) business days after the Holder’s receipt of written notice from the Company that the closing of the Next Qualified Financing has occurred, the

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Holder shall notify the Company in writing whether this Warrant shall thereafter be exercisable solely into Series C Preferred or solely into Series D Preferred (on the respective terms contained herein). At its option, the Company may elect to restate this Warrant to account for such election by the Holder, specifying the applicable number of Warrant Shares and Exercise Price, subject to adjustment hereunder. The Holder shall cooperate with any such restatement of this Warrant, including without limitation, surrendering this Warrant for cancellation and restatement.
               2.3 Manner of Exercise. The purchase rights represented by this Warrant are exercisable by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the offices of the Company, located at 4088 Commercial Avenue, Northbrook, Illinois 60062, Attn.: President (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder in accordance with Section 11.6 hereof) accompanied by payment of the Exercise Price to the Company for the Warrant Shares thereby purchased by any of the following means or combination thereof as determined by the Holder: (i) in cash; (ii) by check or bank draft payable to the order of the Company; and/or (iii) by cancellation of any outstanding indebtedness of the Company to the Holder. Notwithstanding the foregoing, this Warrant may also be exercisable pursuant to Section 2.4 hereof. Upon receipt by the Company of the foregoing items, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased or exercised. The Warrant Shares so purchased shall be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. Certificates for Warrant Shares purchased or exercised hereunder shall be delivered to the Holder within a reasonable time, but not later than ten (10) days after the date on which this Warrant shall have been exercised as aforesaid. If this Warrant is exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant, in this form, covering the number of Warrant Shares with respect to which this Warrant shall not have been exercised.
               2.4 Net Exercise. The Majority Holders may elect for the Holder to receive, without the payment by the Holder of any additional consideration, Warrant Shares by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of the applicable series of Preferred Stock computed using the following formula:

Y (A - B)
X =	A

Where:	X =	The number of shares of the applicable series of Preferred Stock to be issued to the Holder pursuant to this net exercise;

	Y =	The number of shares of the applicable series of Preferred Stock in respect of which the net issue election is made;

	A =	The fair market value of one share of such series of Preferred Stock at the time the net issue election is made;

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B =	The applicable Exercise Price (as adjusted to the date of the net issuance).
For purposes of this Section 2.4, the fair market value of one share of either series of Preferred Stock as of a particular date shall be mutually determined by the Majority Holders and the Company’s board of directors. In the absence of such mutual agreement, the Majority Holders and the Company shall mutually select a third party appraiser to determine such value and such parties shall be bound by such determination. The full costs of such appraisal shall be borne by the Company.
               2.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share of such series of Preferred Stock may be purchased hereunder shall be paid in cash to the Holder.
               2.6 Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder, and provided further that upon any transfer involved in the issuance or delivery of any certificates for Warrant Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
               2.7 Transfer Restriction Legend. This Warrant and each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear legends similar to the one set forth on the first page of this Warrant.
               2.8 Character of Warrant Shares. All Warrant Shares issuable upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable.
          3. No Rights as Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.
          4. Adjustment of Exercise Price and Number of Shares Purchasable. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
               4.1 Subdivisions, Combinations and Other Issuances. With respect to any series of Preferred Stock issuable hereunder, if the Company shall at any time prior to the expiration of this Warrant subdivide such Preferred Stock, by split-up or

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otherwise, or combine such Preferred Stock, or issue additional shares of such Preferred Stock as a dividend with respect to any shares of such Preferred Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
               4.2 Reclassification, Reorganization and Consolidation. With respect to any series of Preferred Stock issuable hereunder, in case of any reclassification, capital reorganization, or change in such Preferred Stock (other than as a result of a subdivision, combination, or stock dividend provided for in Section 4.1 above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right, subject to the termination provisions of Section 2.1 hereto and the election of the Majority Holders, to purchase, at a total price equal to that remaining payable upon the full exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of such Preferred Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
               4.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of each series of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.
          5. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
          6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or

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mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.
          7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.
          8. Restriction on Transfer. The Holder of this Warrant, by acceptance hereof, agrees that, absent an effective notification under Regulation A or registration statement, in either case under the Securities Act, covering the disposition of this Warrant or the Warrant Shares, such Holder will not sell or transfer any or all of such Warrant or the Warrant Shares, as the case may be, without first: (i) providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act; (ii) consenting to the Company making a notation on its records giving instructions to any transfer agent of the Warrant or the Warrant Shares in order to implement such restriction on transferability; and (iii) otherwise complying with the terms and conditions of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”).
          9. Investment Representations. This Warrant is being issued to the Holder in reliance upon the representations and warranties made by the initial Holder to the Company, including, without limitation, that the Holder is purchasing this Warrant and the Warrant Shares for its own account, for investment and with no present intention of distributing or reselling any portion of this Warrant or the Warrant Shares, but without prejudice to its right at all times to sell or otherwise dispose of all or part of this Warrant or the Warrant Shares under either an effective registration exemption available under the Securities Act, and either in compliance with the registration or qualification requirement of any applicable state securities law or under an exemption thereto available under such state law.
          10. Notices of Record Date. In case:
               i. the Company shall take a record of the holders of its Preferred Stock or Common Stock for the purposes of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right;
               ii. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any

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conveyance of all or substantially all of the assets of the Company to another person or entity; or
               iii. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or Preferred Stock shall be entitled to exchange their shares of Common Stock of Preferred Stock, as applicable, for securities or other properly deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.
          11. Miscellaneous.
               11.1 Issue Date; Binding Effect. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.
               11.2 Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.
               11.3 Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Preferred Stock and Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant and the Common Stock upon the conversion of such Warrant Shares. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Preferred Stock upon the exercise of the purchase rights under this Warrant. The Company covenants that all shares of Preferred Stock and Common Stock which may be issued upon the exercise of rights represented by this Warrant or upon the conversion of the Warrant Shares will, upon such exercise or conversion, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
               11.4 No Impairment. The Company will not, by amendment of its Certificate or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in

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the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.
               11.5 Ownership of Warrant. The Company may deem and treat the registered Holder of this Warrant as the true, lawful and absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.
               11.6 Notices. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to the Holder, at the Holder’s address set forth in the Purchase Agreement, and (ii) if to the Company at the address set forth in Section 2.3 hereof (or such other address as the Company shall have furnished the Holder in writing). Each such notice, report or other communication shall for all purposes under this Warrant be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) twenty-four (24) hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.
               11.7 Construction. The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Delaware. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
               11.8 Expiration. This Warrant shall be void and all rights represented hereby shall cease unless exercised on or before the Expiration Date. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.
               11.9 Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.
               11.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT.
               11.11 Registration Rights. The Company shall use its best efforts to cause all shares of Common Stock issuable upon the conversion of Warrant Shares issued hereunder to be deemed to be “Registrable Securities” under that certain Amended and Restated Registration Rights Agreement, dated as of October 31, 2002, as amended, among the Company and the parties signatory thereto, including the initial Holder.

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               11.12 Exercise by Majority Holders. The purchase rights exercised by the Majority Holders shall also be exercised on a pro rata basis by all other holders of Bridge Warrants simultaneously or as near in time to each other as practicable. Upon such determination by the Majority Holders, as evidenced by written notice to the Company and to each other registered holder of Bridge Warrants, each Holder of the applicable Bridge Warrant agrees to act in accordance with this Warrant to effect such exercise.
          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated:

NANOSPHERE, INC., a Delaware corporation
By:
Jeffrey J. Langan
President and Chief Executive Officer

NOTICE OF EXERCISE
To: Nanosphere, Inc.
     (1) The undersigned hereby elects to purchase                      shares of                      Stock of Nanosphere, Inc. (the “Company”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.
     (2) Please issue a certificate or certificates representing said shares of                      Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.
     (4) The undersigned hereby represents and warrants to the Company that the undersigned:
(i)	is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and, if an entity, each individual, shareholder, limited partner or other member of the undersigned’s organization, as applicable, is an “accredited investor” within the meaning of such Rule 501;

(ii)	has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(iii)	has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and understands the nature of the Company’s business affairs;

(iv)	agrees and acknowledges that any projections, estimates or forecasts regarding the Company securities or the Company’s business and financial affairs which the undersigned has received or reviewed do not represent, and shall not be deemed to be, a warranty or guarantee as to the actual future results of the Company or the likelihood or probability that such projections, estimates or forecasts will be met;

(v)	understands that: (a) the Company’s securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (b) no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Company’s securities; (c) the Company’s securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and other applicable securities laws or is exempt from such registration; (d) the Company’s securities will bear a legend to such effect; and (e) the Company will make a notation on its transfer books to such effect;

(vi)	has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement; and

(vii)	understands that the Company’s securities are characterized as “restricted securities” under the applicable securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, the Company’s securities may be resold without registration under the Securities Act and other applicable securities law only in certain limited circumstances. The undersigned is aware that the provisions of Rule 144 (the “Rule”) promulgated under the Securities Act are presently not available to exempt the sale of the Company’s securities from the registration requirements of the Securities Act. Should the Rule subsequently become available, the undersigned is aware that any sale of the Company’s securities effected pursuant to the Rule may, depending upon the status of the undersigned as an “affiliate” or “non-affiliate” under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Company securities be sold pursuant to the Rule until the undersigned has held the Company’s securities for the requisite holding period following payment of the purchase price.

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(Date)	(Signature)

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ASSIGNMENT FORM
(To assign the foregoing warrant, execute this form and supply required information. Do no use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing warrant (the “Warrant”) and all rights evidenced thereby are hereby assigned to:

(Please Print)

whose address is

(Please Print)

Dated:
Holder’s Signature:

Holder’s Address:

(Please Print)
NOTE: The signature of Holder on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be notarized by a notary public. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the Warrant.

STATE OF	)

	)	ss.
COUNTY OF	)

     I, the undersigned, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that                                          personally known to me to be the                                          , and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that the statements set forth in the foregoing Assignment Form are true and correct, and that in such capacity, he/she signed and delivered the foregoing Assignment Form, pursuant to authority given by the governing body of such entity, as his/her free and voluntary act, and as the free and voluntary act of such entity, for the uses and purposes therein set forth.
Subscribed and sworn to before me this                      day of                                         .

Notary Public
          [SEAL]

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